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                                                                    EXHIBIT 10.4








                      SERIES B CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT

                             DATED FEBRUARY 18, 2000

                                  BY AND AMONG

                                CORECHANGE, INC.

           AND THE PERSONS LISTED ON THE SCHEDULE OF PURCHASERS HERETO


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                          LIST OF DISCLOSURE SCHEDULES

Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Intellectual Property Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Employees Schedule
Employee Benefits Schedule
Compliance Schedule
Affiliated Transactions Schedule
Customers Schedule


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                                LIST OF EXHIBITS

Exhibit A - Certificate of Amendment of Certificate of Incorporation

Exhibit B - Registration Agreement

Exhibit C - Amended and Restated Stockholders Agreement

Exhibit D - Opinion of Counsel


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                               PURCHASE AGREEMENT

         THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of February 18, 2000 by and among Corechange, Inc. a Delaware corporation (the "COMPANY"), and the Persons listed on the SCHEDULE OF PURCHASERS attached hereto (collectively referred to herein as the "FIRST PURCHASERS" and individually as a "FIRST PURCHASER"). The First Purchasers and any subsequent purchasers of shares of Series B Preferred who are made a party to this Agreement pursuant to Section 1D hereof (the "SUBSEQUENT PURCHASERS") are collectively referred to herein as the "PURCHASERS." Except as otherwise indicated herein, capitalized terms used herein are defined in SECTION 6 hereof.

         The parties hereto agree as follows:

         SECTION 1. AUTHORIZATION AND CLOSING.

         1A. AUTHORIZATION OF THE SERIES B PREFERRED. The Company shall authorize the issuance and sale to the Purchasers of its Series B Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED"), each having the powers, rights and preferences set forth in the Certificate of Amendment of Certificate of Incorporation attached hereto as EXHIBIT A.

         1B. PURCHASE AND SALE OF THE SERIES B PREFERRED . At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Series B Preferred set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto at a price of $5.837 per share. The sale of the Series B Preferred shall constitute a separate sale hereunder as to each such Purchaser.

         1C. THE CLOSING. Each closing of the separate purchases and sales of the Series B Preferred under this Agreement (the "CLOSING") shall take place at the offices of Kirkland & Ellis or at such other place as may be mutually agreeable to the Company and each Purchaser at such Closing. At each Closing, the Company shall deliver to each Purchaser at such Closing stock certificates evidencing the Series B Preferred to be purchased by such Purchaser, registered in such Purchaser's name, bearing the legend set forth in SECTION 7D, upon payment of the purchase price therefor by a cashier's or certified check, by wire transfer of immediately available funds to the Company's account, by cancellation of the principal amount outstanding under the Company's 8% Convertible Subordinated Notes and the interest which may be accrued and owing thereon as set forth opposite each Purchaser's name on the Schedule of Purchasers. Each Purchaser purchasing shares of Series B Preferred through the cancellation of the 8% Notes shall surrender the original copy of their respective 8% Notes to the Company at the Closing (except where such 8% Notes although purchased was never issued) in the aggregate amount set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS.


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         1D. FIRST CLOSING. At the First Closing (as defined below), subject to the terms and conditions of this Agreement, the Company will sell and issue to each of the First Purchasers, and each of the First Purchasers will purchase the number of shares of Series B Preferred set forth opposite such First Purchaser's name on the Schedule of Purchasers for the purchase price of $5.837 per share. The first closing of the sale and purchase of the Series B Preferred (the "FIRST CLOSING") shall be held at 10:00 a.m. on February 18, 2000 or at such other time and date as are mutually agreeable to the Company and the First Purchasers.

         1E. SUBSEQUENT CLOSING. To the extent that at the First Closing the Company does not sell and issue to the First Purchasers a total of 4,000,000 shares of Series B Preferred, the Company, may, but shall not be obligated to, offer and sell up to a number of shares of Series B Preferred equal to the difference between the number of shares of Series B Preferred sold and issued at the First Closing and 4,000,000 shares (the "SUBSEQUENT SHARES") at a second closing (the "SECOND CLOSING", and together with the First Closing, the "CLOSINGS") to be held no later than April 15, 2000 at a price of $5.837 per share. It shall be a condition to the consummation of the Second Closing that the Subsequent Purchasers purchasing in such Second Closing shall become parties to this Agreement by the execution and delivery of counterpart signature pages in such form as may be acceptable to the Company and shall become subject to the terms thereof.

         SECTION 2. CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of each Purchaser to purchase and pay for the Series B Preferred at the Closing is subject to the satisfaction (or waiver by such Purchaser) as of such Closing of the following conditions:

         2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in SECTION 5 hereof shall be true and correct in all material respects at and as of the First Closing as though then made, except to the extent of changes expressly contemplated herein resulting from the transactions contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

         2B. AMENDMENT OF CERTIFICATE OF INCORPORATION. The Company's Certificate of Incorporation shall have been amended to include the provisions set forth in EXHIBIT A hereto, shall be in full force and effect under the laws of Delaware as of the Closing as so amended and shall not have been further amended or modified.

         2C. REGISTRATION AGREEMENT. The Company and the First Purchasers shall have entered into a registration agreement in form and substance as set forth in EXHIBIT B attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect as of the Closing.

         2D. STOCKHOLDERS AGREEMENT. The Company, the First Purchasers, each holder of Series A Preferred, and Ulf Arnetz shall have entered into a stockholders agreement in form and substance set forth in EXHIBIT C attached hereto (the "STOCKHOLDERS AGREEMENT") which amends, restates and supercedes the Stockholders Agreement dated January 21, 1998 as amended, and the Stockholders Agreement shall be in full force and effect as of the Closing.

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         2E. SALE OF SERIES B PREFERRED TO EACH PURCHASER. The Company shall have simultaneously sold to each Purchaser the Series B Preferred to be purchased by such Purchaser hereunder at such Closing and shall have received payment therefor in full.

         2F. KEY-MAN LIFE INSURANCE. The Company shall have obtained a key-man life insurance policy on the life of Ulf Arnetz, in the face amount of $2,000,000, which policy shall be in full force and effect as of the First Closing. Such insurance policy shall name the Company as beneficiary and shall provide that such policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Company's Board of Directors.

         2G. SECURITIES LAW COMPLIANCE. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Series B Preferred pursuant to this Agreement in compliance with such laws.

         2H. OPINION OF THE COMPANY'S COUNSEL. Each Purchaser shall have received from counsel for the Company, an opinion with respect to the matters set forth in EXHIBIT D attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing.

         2I. CLOSING DOCUMENTS. The Company shall have delivered to each Purchaser all of the following documents:

             i. a certificate signed by the Company's President or chief financial officer, dated the date of the Closing, stating that the conditions specified in SECTION 1 and SECTIONS 2A through 2H, inclusive, have been fully satisfied;

             ii. certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in SECTION 2B, the issuance and sale of the Series B Preferred, the reservation for issuance upon conversion of the Series B Preferred shares of Common Stock and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the Certificate of Amendment of Certificate of Incorporation referred to in SECTION 2B;

             iii. certified copies of the Certificate of Incorporation referred to in SECTION 2B and the Company's amended bylaws, each as in effect at the Closing;

             iv. copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);


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             v. for the Purchasers that are SBICs, duly completed and executed
        SBA Forms 480, 652 and 1031 (Part A) and a written statement from the Company regarding its intended use of proceeds from the financing; and a list after giving effect to the transactions contemplated by this Agreement of (a) the name of each of the Company's directors, (b) the name and title of each of the Company's officers and (c) the name of each of the Company's stockholders setting forth the number and Series of shares held; and

             vi. such other documents relating to the transactions contemplated by this Agreement as the Purchasers' special counsel may reasonably request.

         2J. PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' special counsel.

         2K. WAIVER. Any condition specified in this SECTION 2 may be waived if consented to by a Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

         2L. EXPENSES. At the Closing, the Company shall have reimbursed the Purchasers for the fees and expenses of their special counsel as provided in
SECTION 7B hereof.

         2M. COMPLIANCE WITH APPLICABLE LAWS. The purchase of Series B Preferred by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous commercially unreasonable condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Series B Preferred by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

         SECTION 3. COVENANTS.

         3A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Purchaser (so long as such Purchaser owns not less than 10% the Underlying Common Stock owned by such Purchaser immediately after the Closing at which such Purchaser purchased Series B Preferred, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events):

             i. as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly


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        period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

             ii. within 45 days after the end of each quarterly accounting period in each fiscal year, an Officer's Certificate stating that the Company is not aware of any Event of Noncompliance in existence or, if any Event of Noncompliance exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

             iii. within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing;

             iv. prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

             v. promptly (but in any event within five business days) after the discovery of receipt of notice of any Event of Noncompliance, an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

             vi. within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders generally and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and


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             vii. with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this SECTION 3A may reasonably request.

Each of the financial statements and related documents referred to in subparagraph (i) through (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments.

Notwithstanding the foregoing, the provisions of this SECTION 3A shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this SECTION 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as 10% of the Series B Preferred remains outstanding the Company shall continue to deliver to each Purchaser the information specified in SECTIONS 3A(ii), 3A(iii) and 3A(v).

For purposes of SECTIONS 3A, 3B and 3C hereof, the term "PURCHASER" shall include any direct or indirect partner or equity investor in a Purchaser who received shares of Series B Preferred or Underlying Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

         3B. INSPECTION OF PROPERTY. The Company shall permit any representatives designated by any Purchaser (so long as such Purchaser holds any at least 10% of the Underlying Common Stock acquired by such Purchaser at Closing, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events) upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any holder of Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

         3C. RESTRICTIONS. The Company shall not, without the prior written consent of the holders of a majority of the Underlying Common Stock then outstanding:

             i. pay any dividend or make any other distribution to the holders of Common Stock;

             ii. acquire all or substantially all of the assets of, or acquire a controlling equity interest in, any other person or business entity;


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             iii. directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Series A Preferred or Series B Preferred pursuant to the terms of the Amended and Restated Certificate of Incorporation or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for repurchases of Common Stock from employees, directors, officers, consultants and advisors of the Company and its Subsidiaries upon the termination of employment, retention, or disability of such an individual pursuant to arrangements approved by the Company's Board of Directors;

             iv. except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), that are senior to or pari passu with the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise; or (b) any capital stock or Equity Equivalents, in either case which are senior to or pari passu with the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or any shares of phantom stock, stock appreciation rights or any similar instruments; or (c) any other capital stock or equity securities (or any other securities convertible into or exchangeable for any capital stock or other equity securities), whether or not subordinated to the Series B Preferred, other than as permitted under SECTION 3C(xv) or SECTION 3C(xvi) herein.

             v. make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, and (b) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "PRIME-1" by Moody's Investors
        Service, Inc.;

             vi. merge or consolidate with any Person which results in the Company's stockholders as of immediately prior to such merger or consolidation (and without regard to any stockholders that acquired shares in connection therewith or in contemplation thereof) owning less than 50% of the merged entity by vote or permit any Subsidiary to merge or consolidate with any Person (other than a Wholly Owned Subsidiary);


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             vii. sell, lease, pledge or otherwise dispose of, or permit any
        Subsidiary to sell, lease or otherwise dispose of, more than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

             viii. liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

             ix. become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Stockholders Agreement, the Amended and Restated Certificate of Incorporation or the Company's bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Series B Preferred, and conversions of the Series B Preferred);

             x. except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation, as amended;

             xi. create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness in excess of $3,000,000 in the aggregate;

             xii. change the authorized size of its board of directors from eight (8) members;

             xiii. issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary;

             xiv. register any shares of Common Stock pursuant to a public offering not constituting a Qualified Public Offering (as defined in the Company's Amended and Restated Certificate of Incorporation), or register any Subsidiary's equity;

             xv. issue or grant under the Company's stock incentive plan, stock option plan, stock purchase plan, restricted stock plan, stock bonus arrangement or other similar stock plan or agreement approved by the Company's Board of Directors any option, warrant, Common Stock (other than Common Stock sold by the Company prior to the date of this


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        Agreement for full fair market value in an arms-length transaction) or
        Equity Equivalent to any employee, officer, director, consultant or advisor unless such issuance or grant: (i) provides cliff vesting after one year (25%), with the remaining portion vested on a straight line monthly basis over at least an additional three year period; (ii) provides a right of first refusal in favor of the Company to repurchase any Common Stock or Equity Equivalents derived from such issuance or grant at a bona fide third party offer price; and (iii) restricts the transfer and sale of such option, warrant, Common Stock or Equity Equivalent (including any securities derived therefrom) for a period of 180 days following any initial public offering of the Company's equity securities, as may be required by Company's underwriters; or

             xvi. issue or grant to any employee, officer, director, consultant or advisor under the Company's stock incentive plan, stock option plan, stock purchase plan, restricted stock plan, stock bonus arrangement or other similar stock plan or agreement approved by the Company's Board of Directors any options, warrants, Common Stock (other than Common Stock sold by the Company prior to the date of this Agreement for full fair market value in an arms-length transaction) or Equity Equivalents that in the aggregate with all pre-existing options, warrants, Common Stock and Equivalents issued or granted at any time under such plans and agreements exceed 20% of the Company's issued and outstanding Common Stock (including any issued and outstanding convertible securities, on an as-if converted basis).

         3D. AFFIRMATIVE COVENANTS. The Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of a majority of the outstanding Underlying Common Stock:

             i. at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits that the Company believes, in its reasonable discretion, necessary to the conduct of its businesses;

             ii. maintain and keep its properties in good repair, working order and condition, and from time to time make all repairs, renewals and replacements that the Company believes, in its reasonable discretion, to be necessary or desirable so that its businesses may be property and advantageously conducted at all times;

             iii. pay and discharge when due and payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property and would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

             iv. comply in all material respects with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto or unless determined otherwise by vote of the Board of Directors;

             v. comply in all material respects with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

             vi. apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are commercially reasonable for corporations of similar size engaged in similar lines of business as determined by the Board of Directors of the Company in its reasonable discretion;

             vii. maintain the key-man life insurance policies referred to in
        SECTION 2F hereof and maintain officers and directors liability insurance coverage of at least $2,000,000;

             viii. maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

             ix. enter into and maintain nondisclosure, proprietary rights and noncompete agreements with its key employees in accordance with the Company's past practices.

         3E. COMPLIANCE WITH AGREEMENTS. The Company shall perform and observe in all material respects (i) all of its obligations to each holder of the Series B Preferred and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Amendment of Certificate of Incorporation and the Company's bylaws, (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement, and (iii) all of its obligations to each party under the Stockholders Agreement.

         3F. CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall use its best efforts to file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any registration form hereafter adopted by the Securities and Exchange Commission that replaces such Form S-2 or S-3. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         3G. SBIC REGULATORY PROVISIONS.

             i. Within 75 days after the Closing and each subsequent Financing hereunder by each holder of Series B Preferred or Underlying Common Stock which is an SBIC (an "SBIC HOLDER") and at the end of each quarter thereafter until all of the proceeds from the Financing hereunder have been used by the Company and its Subsidiaries, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the purpose of verifying the use of such proceeds.

             ii. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each SBIC Holder a written assessment of the economic impact of the SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports).

             iii. For purposes of this Section, the term "FINANCING" shall have the meaning set forth in the SBIC Regulations.

         3H. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, a number of shares of Common Stock equal to the number of shares thereof which are issuable upon conversion of all outstanding Series B Preferred. All shares of Common Stock which are so issuable shall, when issued pursuant to the terms of and for the consideration contemplated by this Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

         3I. INTELLECTUAL PROPERTY RIGHTS. The Company shall, and shall cause each Subsidiary to, possess and maintain all Intellectual Property Rights material to the conduct of their respective businesses as the Company shall determine in its reasonable discretion, and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, that would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

         3J. FIRST REFUSAL RIGHTS. If the Company authorizes the issuance or sale of any shares of Common Stock or Equity Equivalents, the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or Equity Equivalents equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder immediately prior to such issuance by (2) the sum of the total number of shares of Underlying Common Stock immediately prior to such issuance and the number of shares of Common Stock outstanding (including Common Stock reserved for Preferred Stock, Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock) immediately prior to such issuance which are not shares of Underlying Common Stock; provided, however, that the following issuances shall be exempted from the Company's obligation to offer shares to such holder: (a) issuance of Common Stock, options or Equity Equivalents to the Company's employees, directors, officers, advisors and consultants to the extent permissible under SECTIONS 3C(xv) and 3C(xvi), (b) issuance of Common Stock upon the conversion of any Preferred Stock or upon the conversion of any other presently outstanding convertible debt or other convertible securities of the Company, (c) issuance of capital stock upon the exercise of any presently outstanding warrants, (d) issuance of up to an additional 196,774 shares of Common Stock to Cambridge Technology Partners, (e) issuance of up to 38,382 shares of Common Stock to Benjamin Weissberg and Jonathan Leitersdorf pursuant to the Agreement dated June 30, 1997 between the corporation and them, (f) issuance of up to 15,000 shares of Common Stock to Gustin Partners pursuant to an oral agreement between Gustin Partners and the corporation, and (g) issuance of up to 15,000 shares of Common Stock to strategic partners of the Company, (h) issuance by way of a dividend or other distribution on shares of Preferred Stock in accordance with the Amended and Restated Certificate of Incorporation, (i) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act, (j) sale of the Subsequent Shares pursuant to this Agreement, and (k) the issuance of Common Stock or Equity Equivalents in exchange for the capital stock of a third party in an arms length acquisition transaction. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Person. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable on terms no less favorable to such holders than those offered to any other Person. The right of first refusal set forth in this SECTION 3J is nonassignable, except that (I) such right is assignable in connection with the transfer of the Series A Preferred or Series B Preferred shares to any wholly-owned subsidiary or parent of, or to any corporation or entity which is, within the meaning of the Securities Act, controlling, controlled by or under common control with the holder of such Series B Preferred, and (ii) such right is assignable in connection with the transfer of Series B Preferred shares to the partners of the holder of such shares; provided that the right of first refusal granted hereunder may not be assigned unless (A) the transferee has certified to the Company that he or it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, (B) the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned, and (C) the transferee has delivered to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed under this SECTION 3J to the same extent as if such transferee were a party hereto.

             i. In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within twenty (20) days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

             ii. Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this Section.

         3K. REGULATORY COMPLIANCE COOPERATION. In the event that any Purchaser determines that it has a Regulatory Problem (as defined below), such Purchaser shall have the right to transfer (subject to compliance with applicable securities laws and regulations) its Preferred Stock without regard to any restrictions on transfer set forth in this Agreement or the Stockholders Agreement (provided that the transferee agrees in writing to become a party to this Agreement), and the Company shall take all such actions as are reasonably requested by such Purchaser in order to (a) effectuate and facilitate any transfer by such Purchaser of any securities of the Company then held by such Purchaser to any Person designated by such Purchaser, (b) permit such Purchaser (or any Affiliate of such Purchaser) to exchange all or any portion of the Preferred Stock then held by such Purchaser on a share-for-share basis for shares of a class of nonvoting preferred stock of the Company, which nonvoting preferred stock shall be identical in all respects to such Preferred Stock, except that such preferred stock shall be nonvoting and shall be convertible, at such Purchaser's sole discretion, into either Common Stock or the non-voting Common Stock described in clause (c), below, on such terms as are requested by such Purchaser in light of regulatory considerations then prevailing, (c) permit such Purchaser (or any Affiliate of such Purchaser) to exchange all or any portion of the Common Stock then held by such Purchaser on a share-for-share basis for shares of a class of nonvoting common stock of the Company, which nonvoting common stock shall be identical in all respects to such Common Stock, except that such common stock shall be nonvoting and shall be convertible into Common Stock on such terms as are requested by such Purchaser in light of regulatory considerations then prevailing and (d) amend this Agreement, the Articles of Incorporation and other related agreements to effectuate and reflect the foregoing. Such actions may include, but shall not necessarily be limited to:

             i. entering into such additional agreements as are requested by such Purchaser to permit any Person(s) designated by such Purchaser to exercise any voting power which is relinquished by such Purchaser upon any exchange of Common Stock for nonvoting stock of the Company; and

             ii. entering into such additional agreements, adopting such amendments to the Articles of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by such Purchaser in order to effectuate the intent of the foregoing.

         For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or such Purchaser believes that there is a substantial risk of such assertion) that such Purchaser and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Preferred Stock or the Common Stock.

         3L. PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to such disclosure Company shall provide to such Purchaser in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

         3M. TERMINATION OF COVENANTS. The covenants of the Company contained in this SECTION 3 shall terminate upon consummation by the Company of a Qualified Public Offering (as defined in the Company's Amended and Restated Certificate of Incorporation) provided, however, that the covenants contained in SECTIONS 3A (to the extend specified therein), 3E, 3G and 3K shall survive with respect to a Purchaser for so long as such Purchaser continues to own any Underlying Common Stock, and the covenants contained in SECTION 3H shall survive with respect to a Purchaser for so long as such Purchaser continues to own any Preferred Stock purchased pursuant to this Agreement.

         3N. OTHER COVENANTS SUPERCEDED. The covenants set forth in this SECTION 3 shall supercede (as of the First Closing) all of the Company's covenants set forth Section 7 of the Purchase Agreement between the Company and HarbourVest Venture Partners V - Direct Fund L.P. dated January 21, 1998, which covenants shall be terminated as of the date hereof, and HVP as the Purchaser thereunder shall have all the rights with respect to its Series A Preferred Stock as are set forth in this SECTION 3.

         SECTION 4. TRANSFER OF RESTRICTED SECURITIES.

         4A. REQUIREMENTS FOR TRANSFER.

             i. Restricted Securities shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act, or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

             ii. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (a) a transfer by a Purchaser that is a corporation to a Wholly-Owned Subsidiary of such corporation, a transfer by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser that is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each of the foregoing cases shall first agree in writing to be subject to the terms and conditions of this SECTION 4A to the same extent as if it were the original Purchaser hereunder, or (b)a transfer made in accordance with Rule 144 under the Securities Act.

         4B. LEGEND. Each certificate representing Restricted Securities shall bear a legend substantially in the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         4C. LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in SECTION 4B from the certificates for such Restricted Securities.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As a material inducement to the Purchasers to enter into this Agreement and purchase the Series B Preferred hereunder, the Company hereby represents and warrants that, except to the extent set forth on the Disclosure Schedules attached hereto:

         5A. ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and in which the failure to so qualify would have a Material Adverse Effect. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         5B. CAPITAL STOCK AND RELATED MATTERS.

             i. As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 413,965 shares of Series I Preferred all of which shall be issued and outstanding, (b) 336,021 shares of Series II Preferred all of which shall be issued and outstanding, (c) 215,000 shares of Series III Preferred of which 200,032 shares shall be issued and outstanding, (d) 2,884,598 shares of Series A Preferred all of which shall be issued and outstanding, (e) 4,000,000 shares of Series B Preferred of which [3,033,878] shall be issued and outstanding, and the remainder of which shall be reserved for future issuances of Series B Preferred, and (f) 15,000,000 shares of Common Stock, of which 4,097,171 shares shall be issued and outstanding, 7,849,584 shares shall be reserved for issuance upon conversion of the Preferred Stock and 950,266 shares shall be reserved for issuance upon exercise of all other Equity Equivalents. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal. As of the First Closing, neither the Company nor any Subsidiary shall have outstanding any capital stock or Equity Equivalents, nor shall the Company or any Subsidiary have outstanding any rights or options to subscribe for or to purchase its capital stock or Equity Equivalents or any oral or written agreement related thereto, except for the Preferred Stock and except as set forth on the attached "CAPITALIZATION SCHEDULE." The CAPITALIZATION SCHEDULE accurately sets forth the following information with respect to all outstanding Capital Stock and Equity Equivalents: the holder thereof; the class of series and number of shares or Equity Equivalents owned; and in the case of Equity Equivalents, the class or series and number of shares of capital stock (or equivalent) obtainable upon exercise thereof, the exercise price (or equivalent) thereof, and the expiration date thereof. As of the First Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any Equity Equivalents, except as set forth on the CAPITALIZATION SCHEDULE and except pursuant to the Certificate of Incorporation.

             ii. There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights, rights of refusal or first offer or similar rights, or anti-dilution rights with respect to the issuance of the Series B Preferred hereunder or the issuance of the Common Stock upon the conversion of the Preferred Stock that have not been waived prior to the First Closing. The Company has not violated any applicable U.S. federal or state corporate or securities laws in connection with the offer, sale or issuance of any of its capital stock, and, based on the representations of the Purchasers set forth in SECTION 7D, the offer, sale and issuance of the Series B Preferred hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth on the CAPITALIZATION SCHEDULE.

         5C. SUBSIDIARIES; INVESTMENTS. The attached "SUBSIDIARY SCHEDULE" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation to the extent that such concepts exist in such jurisdictions, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify and in which the failure to be so qualified would have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned beneficially and of record by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the SUBSIDIARY SCHEDULE, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person (other than another Subsidiary).

         5D. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, the filing of the amendment of the Certificate of Incorporation (collectively, the "RELEVANT DOCUMENTS") have been duly authorized by the Company. The Relevant Documents to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Relevant Documents, the offering, sale and issuance of the Series B Preferred hereunder, the issuance of the Common Stock upon conversion of the Series B Preferred, the filing of the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject (except for filings required under the Securities Act and state blue sky laws) which event would have a Material Adverse Effect. Except as set forth on the attached "RESTRICTIONS SCHEDULE," none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

         5E. FINANCIAL STATEMENTS. Attached hereto as the "FINANCIAL STATEMENTS SCHEDULE" are (x) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended, and (y) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 (the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the 12-month period then ended. Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments none of which would have a Material Adverse Effect.

         5F. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached "LIABILITIES SCHEDULE", to the Company's knowledge the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto),
(ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement, and (iv) liabilities incurred in the ordinary course of business that were not required to be disclosed on the latest balance sheet of the Company or its Subsidiaries in accordance with GAAP.

         5G. NO MATERIAL ADVERSE CHANGE. Except as set forth on the attached "ADVERSE CHANGE SCHEDULE", since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

         5H. ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as set forth on the attached "DEVELOPMENTS SCHEDULE", since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have

             i. issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities other than options under the Company's stock inventive plan and shares issued upon the exercise of such options;

             ii. discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

             iii. declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities), other than repurchases of stock from former employees, directors, officers, consultants and advisers pursuant to the terms of stock restriction agreements to which the Company is a party;

             iv. mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

             v. sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

             vi. sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person other than newly hired employees of the Company other than pursuant to a confidentiality agreement;

             vii. suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

             viii. made capital expenditures or commitments therefor that individually are in excess of $50,000 or in the aggregate are in excess of $500,000.

             ix. made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $10,000 in the aggregate other than advances to the Company's employees made in the ordinary course of the Company's business;

             x. suffered any damage, destruction or casualty loss exceeding in the aggregate $150,000, whether or not covered by insurance; or

             xi. made any Investment in or taken steps to incorporate any Subsidiary.

         Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

         5I. ASSETS. Except as set forth on the attached "ASSETS SCHEDULE," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the ASSETS SCHEDULE, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

         5J. TAX MATTERS.

             i. Except as set forth on the attached "TAXES SCHEDULE": the Company, each Subsidiary and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations except to the extent that the failure to file would not have a Material Adverse Effect; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each Subsidiary and to the Company`s knowledge each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company, any Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company, each Subsidiary and each Affiliated Group is not expected to exceed the recorded liability therefor on the Latest Balance Sheet in any material respect (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1998; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary or any Affiliated Group, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and to the Company's knowledge there are no material unresolved questions or claims concerning the Company's, any Subsidiary's or any Affiliated Group Tax liability.

             ii. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC Section 6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC
        Section 280G.

             iii. "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof. "AFFILIATED GROUP" means any affiliated group as defined in IRC
        Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

         5K. CONTRACTS AND COMMITMENTS. Except as expressly contemplated by this Agreement or as set forth on the attached "CONTRACTS SCHEDULE" or the attached "EMPLOYEE BENEFITS SCHEDULE", neither the Company nor any Subsidiary is a party to or bound by any written or oral:

             i. pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

             ii. contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

             iii. contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

             iv. agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

             v. guarantee of any obligation (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

             vi. lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $15,000;

             vii. lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

             viii. contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000 in any 12-month period or that if terminated would be likely to have a Material Adverse Effect;

             ix. assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property) other than invention rights and confidentiality agreements entered into by the Company in the ordinary course of business to protect the Company's intellectual property;

             x. warranty agreement with respect to its services rendered or its products sold or leased;

             xi. agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

             xii. agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 90 days notice without penalty;

             xiii. contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

             xiv. any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000.

         All of the contracts, agreements and instruments set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable against the Company and each other party thereto in accordance with the respective terms of such contracts, agreements and instruments. The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed on the CONTRACTS SCHEDULE and are not in default in any material respect under or in breach in any material respect of nor in receipt of any claim of default or breach in any material respect under any material contract, agreement or instrument listed on the CONTRACTS SCHEDULE; to the Company's knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance in any material respect by the Company or any Subsidiary under any material contract, agreement or instrument listed on the CONTRACTS SCHEDULE; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which the Company is a party.

         The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

         5L. INTELLECTUAL PROPERTY RIGHTS.

             i. The attached "INTELLECTUAL PROPERTY SCHEDULE" contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) material unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works owned or used by the Company or any Subsidiary. The INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the INTELLECTUAL PROPERTY SCHEDULE, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted (including without limitation all rights set forth on the Intellectual Property Schedule). No loss or expiration of any Intellectual Property Rights set forth on the Intellectual Property Schedule is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable other than any expiration of such rights in accordance with their terms that would not have a Material Adverse Effect. The Company and its Subsidiaries have taken all commercially reasonable actions to maintain and protect the Intellectual Property Rights that they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

             ii. Except as set forth on the INTELLECTUAL PROPERTY SCHEDULE, (a) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and the Company is not aware of any valid grounds for the same which are reasonably likely to result in such a claim being made, (b) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (c) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict in any material respect with any Intellectual Property Rights of other Persons and (d) to the best of the Company's knowledge, the material Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in the INTELLECTUAL PROPERTY SCHEDULE, the transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE.

         5M. LITIGATION, ETC. Except as set forth on the attached "LITIGATION SCHEDULE", there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceeds, order, investigations or claims against or to the Company's knowledge affecting the Company or any Subsidiary; neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and the Company is not aware of any valid grounds which are reasonably likely to result in any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business that would reasonably be expected to have, or be likely to have, a Material Adverse Effect.

         5N. BROKERAGE. Except as set forth on the attached "BROKERAGE SCHEDULE", there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         5O. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "CONSENTS SCHEDULE" and except as expressly contemplated herein or in the exhibits hereto except for filings under applicable securities laws.

         5P. INSURANCE. The attached "INSURANCE SCHEDULE" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default in any material respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the INSURANCE SCHEDULE, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

         5Q. EMPLOYEES. The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and such employees.

         5R. ERISA.

             i. MULTIEMPLOYER PLANS. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

             ii. RETIREE WELFARE PLANS. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

             iii. DEFINED BENEFIT PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan that is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

             iv. DEFINED CONTRIBUTION PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan that is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the Company's qualified 401(k) salary deferral plan (the "PROFIT SHARING PLAN").

             v. OTHER PLANS. Except as set forth in the "EMPLOYEE BENEFITS SCHEDULE", the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such plans and other arrangements are referred to as the "OTHER PLANS".

             vi. THE COMPANY. For purposes of this SECTION 5R, the term "COMPANY" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

             vii. PAYMENTS AND ACCRUALS. With respect to the Profit Sharing Plan and the Other Plans (the "PLANS"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

             viii. COMPLIANCE. The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

             ix. CORRECT COPIES. The Company has provided or made available to the Purchasers counsel the Purchasers with true and complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plans.

         5S. COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or material corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("ENVIRONMENTAL LAWS"). Without limiting the generality of the foregoing, (i) the Company and each Subsidiary have obtained all material permits, licenses and authorizations required under, and have complied in all material respects with, all Environmental Laws, (ii) no notice has been received by the Company or any Subsidiary regarding any material violation of, or any claim, liability or material corrective or remedial obligation under, any Environmental Laws and (iii) to the Company's knowledge, no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a material liability or material corrective or remedial obligation under any Environmental Laws.

         5T. AFFILIATED TRANSACTIONS. Except as set forth on the attached "AFFILIATED TRANSACTIONS SCHEDULE," no officer, director, employee, stockholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary other than employment arrangements entered into in the ordinary course of the Company's or Subsidiary's business.

         5U. CLOSING DATE. The representations and warranties of the Company contained in this SECTION 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to the Purchasers by the Company prior to the Closing.

         5V. CUSTOMERS AND SUPPLIERS.

             i. The attached "CUSTOMER SCHEDULE" lists the 10 largest customers of the Company (on a consolidated basis) for each of the two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. The CUSTOMER SCHEDULE also lists any additional current customers which the Company anticipates shall be among the 10 largest customers for the current fiscal year.

             ii. Since the date of the Latest Balance Sheet, no material supplier of the Company or any Subsidiary has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or any Subsidiary, and no customer listed on the CUSTOMER SCHEDULE has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company or any Subsidiary.

         5W. SMALL BUSINESS MATTERS. The Company acknowledges that ABN AMRO is a federally licensed SBIC under the SBIC Act. The information regarding the Company and its affiliates in SBA Form 480, Form 652 and Parts A and B of Form 1031 delivered by the Company at the Closing is accurate in all material respects. Neither the Company nor any Subsidiary presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any Subsidiary use the proceeds of the Financing directly or indirectly for any purpose, for which an SBIC is prohibited from providing funds by SBIC Regulations (including 13 CFR
Section 107.720).] [TBD]

         5X. CENTURY DATE COMPLIANCE. The Company has conducted reasonable and prudent investigations with respect to its computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized or software systems that are material to the conduct of the Company's business, and based upon such investigations the Company is not aware that any such systems are or are likely to malfunction, cease to function, generate incorrect data or produce incorrect results (any of the foregoing a "DATE FAILURE") when processing, providing or receiving (x) date-related data into and between the twentieth and twenty-first centuries or
(y) date-related data in connection with any valid date in the twentieth and twenty-first centuries (collectively, "YEAR 2000 DATA"). To the best of the Company's knowledge, after conducting reasonable and prudent investigations therefor, the products and services sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business, including but not limited to the Company's proprietary software and databases, will not suffer any Date Failure when processing, providing or receiving any Year 2000 Data (other than any Date Failure caused by the products of others (including hardware, software, firmware, applications and databases) used in combination with the products supplied by the Company), and to the Company's knowledge the Company is not subject to any claims or liabilities arising from any Date Failure. Except as set forth on Schedule 5Y, the Company has not made any other representations or warranties regarding the ability of any product or service sold or licensed by the Company in the conduct of its business to operate without a Date Failure when processing, providing or receiving Year 2000 Data.

         SECTION 6. DEFINITIONS.

         6A. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "ABN AMRO" means ABN AMRO Capital (USA), Inc.

         "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means the Company's Amended and Restated Certificate of Incorporation set forth on EXHIBIT A hereto.

         "EVENT OF NONCOMPLIANCE" has the meaning set forth in the Amended and Restated Certificate of Incorporation.

         "EQUITY EQUIVALENTS" means in respect of any Person (i) any securities, instruments or rights which are convertible into or exercisable or exchangeable for any equity securities of such Person, (ii) any phantom equity, equity appreciate or similar rights which permit the holder thereof to participate in the residual equity value of, or appreciation in, such Person, (iii) any securities, instruments or rights which permit the holder thereof, under any circumstances, to vote for the election of members of such Person's governing body, and (iv) any securities, instruments or rights which are, directly or indirectly, convertible into or exercisable or exchangeable for any of the securities, instruments or rights described in clauses (i), (ii) or (iii) above.

         "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(v) any obligations under capitalized leases (determined in accordance with GAAP) with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (vi) any indebtedness secured by a Lien on a Person's assets.

         "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vi) other intellectual property rights and (vii) copies and tangible embodiments thereof (in whatever form or medium).

         "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE" and "AWARE" mean and include (i) the actual knowledge or awareness of the Company and its Subsidiaries (which shall include the actual knowledge and awareness of the officers, directors and key employees of the Company and its Subsidiaries and the general managers of each facility of the Company and its Subsidiaries) and (ii) the knowledge or awareness of facts that may be reasonably imputed to the Company. Without limiting the generality of the forgoing, the knowledge or awareness of Ulf Arnetz, Felimy Greene, Lars Ivarsson, Angiras Koorapaty and Hakan Wohlen shall be imputed to the Company.

         "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

         "MATERIAL ADVERSE EFFECT" means an event that, alone or in the aggregate with other events, is materially adverse to the financial condition, operating results, assets, or operations of the Company and its Subsidiaries taken as a whole.

         "OFFICER'S CERTIFICATE" means a certificate signed by the Company's President or its chief financial officer.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means the Series A Preferred Stock as described in the Company's Amended and Restated Certificate of Incorporation, together with the Series B Preferred.

         "RESTRICTED SECURITIES" means (i) the Series B Preferred issued hereunder, (ii) the Common Stock issued upon conversion of the Series B Preferred and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in SECTION 4B have been delivered by the Company in accordance with SECTION 4C.

         "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

         "SBIC REGULATIONS" means the Small Business Investment Company Act of 1958, as amended, and the regulations issued by the Small Business Administration thereunder, 13 CFR 107 and 121, as amended.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "SERIES A PREFERRED" means the Series A Preferred Stock as described in the Amended and Restated Certificate of Incorporation.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the units, membership interests, partnership interests or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any manager, managing member or general partner of, or has the power to elect a majority of the members of governing body of, such limited liability company, partnership, association or other business entity.

         "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

         "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Series B Preferred, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Series B Preferred shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Series B Preferred Stock in connection with the transfer thereof or otherwise, and regardless of any restriction or limitation on the conversion of the Series B Preferred. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

         "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

         6B. OTHER DEFINITIONS. The terms set forth below are defined on the following pages of the Agreement:



Affiliated Group..................21
Agreement..........................1
Closing............................1
Closings...........................2
Common Stock.......................1
Company............................1
Date Failure......................29
Environmental Laws................27
ERISA.............................25
Financing.........................12
First Closing......................2
First Purchasers...................1
Indemnified Liabilities...........38
Indemnities.......................38
Latest Balance Sheet..............18
Other Plans.......................26
Plans.............................26
Profit Sharing Plan...............26
Purchaser..........................1
Purchasers.........................1
Registration Agreement.............2
Relevant Documents................15
SBA...............................12
SBIC Holder.......................11
Second Closing.....................2
Stockholders Agreement.............2
Subsequent Purchasers..............1
Subsequent Shares..................2
Tax...............................19
Tax Return........................21
Taxes.............................21
Year 2000 Data....................29

         SECTION 7. MISCELLANEOUS.

         7A. DIRECTED SHARE PROGRAM. In the event of the Company's initial public offering of equity securities more than one year from the Effective Date, and to the extent permitted by applicable law, the Company shall use its best efforts to establish, or cause the managing underwriter to establish, a directed share program, consistent with applicable laws, rules and regulations (including, without limitation, rules and regulations promulgated by the Commission and the National Association of Securities Dealers, Inc.), pursuant to which the Purchasers shall have the option to purchase up to fifteen percent (15%) of the securities offered (the "DIRECTED SHARES") valued at the initial offering price; provided that the lead underwriter may reduce or eliminate entirely such allocation if in such underwriter's judgment the initial public offering may be adversely affected. The Purchasers shall have a right of oversubscription with respect to the Directed Shares such that if any Purchaser fails to purchase its pro rata portion of the Directed Shares, the other Purchasers shall, among them, have the right to purchase up to the balance of the Directed Shares not so purchased. If, as a result thereof, such oversubscriptions exceed the total number of Directed Shares available in respect of such oversubscription privilege, the oversubscribing Purchasers shall be reduced with respect to their oversubscriptions on a pro rata basis or as they may otherwise agree among themselves.

         7B. EXPENSES. The Company shall pay, and hold each Purchaser and all holders of Series B Preferred and Underlying Common Stock harmless against liability for the payment of (i) the reasonable fees and expenses of Purchasers' counsel, not to exceed $75,000, arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, and (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series B Preferred or any shares of Common Stock issuable upon conversion of the Series B Preferred.

         7C. REMEDIES. Each holder of Series B Preferred and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the other Relevant Documents, and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         7D. PURCHASER'S INVESTMENT REPRESENTATIONS. Each Purchaser represents and warrants to the Company and to each other Purchaser as follows:

             i. The Purchaser is acquiring the Series B Preferred shares and Underlying Common Stock for his own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same in violation of applicable law; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for such disposition.

             ii. The Purchaser has the full power and authority to enter into and to perform its obligations under this Agreement, the Registration Agreement and the Stockholders Agreement in accordance with their respective terms. If the Purchaser is a corporation, partnership or trust, it represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investment in the Company. The Purchaser has adequate net worth and means of providing for his or its current needs and personal contingencies to sustain a complete loss of his investment in the Company; and the Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to his net worth and the Purchaser's investment in the Series B Preferred shares and the Underlying Common Stock will not cause such overall commitment to become excessive.

             iii. The Purchaser has substantial knowledge and experience in making investment decisions of this type, and is capable of evaluating the merits and risks of this investment.

             iv. The Purchaser is an "accredited investor" within the definition set forth in Securities Act Rule 501(a).

             v. If the Purchaser's principal address as set forth on the signature page below is a location outside of the United States of America and its territories, the Purchaser is executing this Agreement outside of the United States and the Purchaser: (a) is not a U.S. person (as defined in Securities Act Rule 902(k)) and is not acquiring the Series B Preferred shares and the Underlying Common Stock for the account or benefit of any U.S. person; (b) will resell the Series B Preferred and Underlying Common Stock only in accordance with (A) the provisions of Regulation S promulgated under the Securities Act ("REGULATION S"), (B) pursuant to an effective registration statement under the Securities Act, or (C) pursuant to an available exemption from registration under the Securities Act; and agrees not to engage in hedging transactions unless in compliance with the Securities Act; and
        (c) will not offer or sell the Series B Preferred shares or Underlying Common Stock to a U.S. Person or to or for the account or benefit of a U.S. Person, or engage in any hedging transactions, prior to the expiration of the one year period after the Closing.

         7E. TREATMENT OF THE SERIES B PREFERRED. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to the Series B Preferred, it shall treat all distributions paid by it out of current and accumulated earnings and profits on the Series B Preferred as non-deductible dividends on all of its tax returns to the extent consistent with applicable law and subject to the reasonable advice of tax counsel or the Company's independent accountants, and (ii) it shall treat the Series B Preferred as preferred stock in all of its GAAP based financial statements and other reports and shall treat all distributions paid by it on the Series B Preferred as dividends on preferred stock in such statements and reports.

         7F. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Series B Preferred or Underlying Common Stock or any delay in exercising any rights hereunder or under the other Relevant Documents shall operate as a waiver of any rights of any such holders. For purposes of SECTION 7F, shares of Series B Preferred or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

         7G. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

         7H. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Series B Preferred or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series B Preferred or such Underlying Common Stock.

         7I. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

         7J. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         7K. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts in the form attached hereto, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         7L. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         7M. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         7N. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the SCHEDULE OF PURCHASERS and to the Company and counsel for the Company and Purchasers at the address indicated below:

                  Ulf Arnetz
                  President and CEO
                  Corechange, Inc.
                  260 Franklin Street, Suite 1890
                  Boston, Massachusetts  02100

                  with a copy to (which shall not constitute notice hereunder):

                  Hale and Dorr
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:       Stuart M. Falber
                  Telecopy No:  (617) 526-5000

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:       Gary R. Silverman
                  Telecopy No:     (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         7O. UNDERSTANDING AMONG THE PURCHASERS. The determination of each Purchaser to purchase the Series B Preferred pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that ABN AMRO has not acted as an agent of such Purchaser in connection with making its investment hereunder and that ABN AMRO shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser represents that there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement that is binding on such Purchaser, and each Purchaser shall pay, and hold each other Purchaser and the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out of pocket expenses) arising in connection with any such claim or any other claim arising out of the failure of the acknowledgements and understandings stated in this SECTION 7N.

         7P. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         7Q. ENVIRONMENTAL LIABILITIES. Without limiting the generality of the representations and warranties set out in SECTION 5 above, the Company shall defend, protect, indemnify and hold harmless each Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, each Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                CORECHANGE, INC.


                                By:  /s/ ULF ARNETZ

                                Its:  President / CEO

                                Date:  Feb. 18, 2000

                             SCHEDULE OF PURCHASERS

    ------------------------------------------------------------------------

                                  NO. OF SHARES OF       TOTAL PURCHASE
     NAMES AND ADDRESSES         SERIES B PREFERRED    PRICE FOR SERIES B
                                       STOCK            PREFERRED STOCK


                                Corechange, Inc.
           Schedule of Series B Preferred Convertible Bridge Financing

                                                  Date of    Interest till    Daily     Principal    # of Series B
Name                                Amount        Deposit       2/18/00     Interest    + Interest    Pref Shares
HarbourVest Partners LLC           $   500,000   11/2/99      $   11,945.21$   109.59  $  511,945       87,707

Ulf Arnetz                         $   250,000   11/2/99      $    5,972.60     54.79  $  255,973       43,853

Torbjorn Karlsson                  $   250,000   11/2/99      $    5,972.60     54.79  $  255,973       43,853

Breviksgruppen AB                  $   100,000   12/29/99     $    1,139.73     21.92  $  101,140       17,327

Minvest AB                         $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Henrik Ingvarsson                  $    25,000   12/29/99     $      284.93      5.48  $   25,285        4,332

Andreas Nyberg                     $    13,000   12/29/99     $      148.16      2.85  $   13,148        2,253

Dan Segenmark                      $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Lars Ahlstrom                      $    50,000   12/29/99     $      569.86     10.96  $   50,570        8,664

Jan Khilberg                       $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Andreas Segenmark                  $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Svensk Vininformation AB           $    50,000   12/29/99     $      569.86     10.96  $   50,570        8,664

J O Hersler Consulting AB          $    20,000   12/29/99     $      227.95      4.38  $   20,228        3,465

Sofie Emilsson                     $    50,000   12/29/99     $      569.86     10.96  $   50,570        8,664

Rosebud Corporation                $   300,000   12/29/99     $    3,419.18     65.75  $  303,419       51,982

Robert Friberg                     $   200,000   12/29/99     $    2,279.45     43.84  $  202,279       34,655

Svensk Vininformation AB           $    40,000   12/29/99     $      455.89      8.77  $   40,456        6,931

Andreas Strindholm                 $    10,000   12/29/99     $      113.97      2.19  $   10,114        1,733

Per Sahlestrom                     $    20,000   12/29/99     $      227.95      4.38  $   20,228        3,465

Jan Matsson                        $    18,000   12/29/99     $      205.15      3.95  $   18,205        3,119

Harald Mattson Marn                $    58,500   12/29/99     $      666.74     12.82  $   59,167       10,136

Carl Mattson Marn                  $    58,500   12/29/99     $      666.74     12.82  $   59,167       10,136

Hans Bjurklint                     $    35,000   12/29/99     $      398.90      7.67  $   35,399        6,065

Rikard Svensson                    $   150,000   12/29/99     $    1,709.59     32.88  $  151,710       25,991

Fredrik Svensson                   $   150,000   12/29/99     $    1,709.59     32.88  $  151,710       25,991

Matz Borsch                        $   100,000   12/29/99     $    1,139.73     21.92  $  101,140       17,327

Bjorn von Malmborg                 $   143,000   12/29/99     $    1,629.81     31.34  $  144,630       24,778

Hans Jacobsson                     $    81,000   12/29/99     $      923.18     17.75  $   81,923       14,035

Adam Dahlberg                      $   115,000   12/29/99     $    1,310.68     25.21  $  116,311       19,926

Stina Linden                       $    20,000   1/27/00      $      100.82      4.38  $   20,101        3,444

Ulf Oster                          $    20,000   1/27/00      $      100.82      4.38  $   20,101        3,444

Erik Ekberg                        $    15,000   1/27/00      $       75.62      3.29  $   15,076        2,583

Strom & Partners                   $    45,000   1/27/00      $      226.85      9.86  $   45,227        7,748

Richard Hellberg                   $    16,000   2/7/00       $       42.08      3.51  $   16,042        2,748

                                   $ 3,383,000                $      50,274   $   741  $3,433,274      588,192

Direct Investors in the Series B

Harbourvest Capital                $ 1,500,000                                                         256,981

ABN AMRO Capital (USA), Inc.       $ 4,000,000                                                         685,284

Xcelera.com                        $ 3,500,000                                                         599,623

Xcelera.com                        $ 5,000,000                                                         856,604

Ronald Hirsch                      $    25,000                                                           4,283

UK Private Investors

AIB Nominees                       $    75,000                                                          12,849

Marquis Limited                    $    50,000                                                           8,566

Ms. Caroline Kauslick Coombs       $    50,000                                                           8,566

Mr. Phelim Greene                  $    25,000                                                           4,283

Mr. Donal Greene                   $    32,000                                                           5,482

Mr. Kevin MacNally                 $    25,000                                                           4,283

Mrs. Niamh McGowan                 $    25,000                                                           4,283

Ms. Margaret Kennedy               $    43,750                                                           7,495

Total Direct Series B Preferred I  $14,350,750                                                       2,458,583

Total Converted + Direct Investor  $17,733,750                                                       3,046,775





HarbourVest Partners LLC            One Financial Center Boston

Ulf Arnetz                          260 Franklin St Boston

Torbjorn Karlsson                   c/o Corechange Svenska, Stockholm

Breviksgruppen AB                   Birger Jarlsgatan 2, 114 32 Stockholm

Minvest AB                          Neglinge Center, 133 33 Saltsjobaden

Henrik Ingvarsson                   Vikingagatan 27, 113 42 Stockholm

Andreas Nyberg                      Fleminggatan 56, 112 45 Stockholm

Dan Segenmark                       Kistavagen 14, 192 67 Sollentuna

Lars Ahlstrom                       Bergsjoholm, 271 91 Ystad

Jan Khilberg                        Engelbrektsgatan 18, 5 Tr, 114 32 Stockholm

Andreas Segenmark                   Borgvagen 21, 192 55 Sollentuna

Svensk Vininformation AB            Box 9175, 102 73 Stockholm

J O Hersler Consulting AB           Engelbrektsgatan 39, 3 tr, 114 32 Stockholm

Sofie Emilsson                      Radmansgatan 84, 113 29 Stockholm

Rosebud Corporation                 C/O Jean Paul Le Grand, 37 39 Avenue Dumas, Geneva Switzerland

Robert Friberg                      Sockenvagen 141, 132 46 Stockholm

Svensk Vininformation AB            Box 9175, 102 73 Stockholm

Andreas Strindholm                  Ballonggatan 21, 169 71 Solna

Per Sahlestrom                      Bromma Kyrkvag 448, 168 58 Bromma

Jan Matsson                         Palsundsgatan 6, 117 31 Stockholm

Harald Mattson Marn                 Styrmansgatan 24, 114 54 Stockholm

Carl Mattson Marn                   Styrmansgatan 24, 114 54 Stockholm

Hans Bjurklint                      Skapparp, 310 40 Harplinge

Rikard svensson                     Herrgardsgatan 2 A, 722 13 Vasteras

Fredrik Svensson                    Skeppsgatan 1, 721 32 Vasteras

Matz Borsch                         Tornbrinken 6, 132 36 Saltsjo-Boo

Bjorn von Malmborg                  Camino Alto, 108 La Moraleja, 28109 Al Cobendas(Mardrid)Spanien

Hans Jacobsson                      Kiviksgatan 13, 168 54 Bromma

Adam Dahlberg                       Riddargatan 15, 114 57 Stockholm

Stina Linden                        Baltvagen 7, 191 33 Sollentuna

Ulf Oster                           Skogsfrugrand 33, 167 62 Bromma

Erik Ekberg                         Strandvagen 57, 115 23 Stockholm

Strom & Partners                    Strom & Partners, P O Box 775, 8024 Zurich, Switzerland

Richard Hellberg                    Engelbrektsgatan 23, 114 23 Stockholm


DIRECT INVESTORS IN THE SERIES B

Harbourvest Capital                 One Financial Center, 44th Floor, Boston, MA 02111

ABN AMRO Capital (USA), Inc.        208 South LaSalle Street, 10th Floor, Chicago, IL 60604

Xcelera.com                         Ugland House, South Church Street, Grand Cayman, Cayman Island, British West Imdies

Xcelera.com                         Ugland House, South Church Street, Grand Cayman, Cayman Island, British West Imdies

Ronald Hirsch                       223 North Guadalupe, PMB # 153, Santa Fe, NM 87501

UK Private Investors

AIB Nominees                        AIB Nominees, Allied Irish Bank House, P.O. Box 468, Grenville Street, St.
                                    Hellier, Jersey JE 8WT, Channel Islands

Marquis Limited                     Mr. Brad Walmsley, VP Cititrust Switzerland, 62 Rue du Rhone, PO BOAX 3946, CH-1211,
                                    Geneva 3, Switzerland

Ms. Caroline Kauslick Coombs        23 York Avenue, East Sheen, London, SW14, 7LQ, UK

Mr. Phelim Greene                   72 Leopardstown Ave., Blackrock, Co. Dublin, Ireland

Mr. Donal Greene                    Treetops, 114 Roebuck Road, Clonskeagh, Dublin 14, Ireland

Mr. Kevin MacNally                  3 Ailesbury Way, Ailesbury Road, Dublin 4, Ireland

Mrs. Niamh McGowan                  Smurfit Print, 33 Botanic Road, Glasnevin, Dublin 9, Ireland

Ms. Margaret Kennedy                9 Ashurst College Road, Kilkenny, Co. Kilkenny, Ireland

Total Direct Series B Preferred I

Total Converted + Direct Investor
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